Exhibit 99.1

KCS Energy, Inc.	(713) 877-8006 phone
5555 San Felipe	(713) 877-1372 fax
Suite 1200
Houston, TX 77056
April 28, 2006
Dear Stockholder:
     As you may be aware, on April 20, 2006 KCS Energy entered into a definitive agreement with Petrohawk Energy Corporation to merge our two companies. The transaction is subject to stockholder approval and we expect to hold a special stockholders meeting for that purpose once all legal and regulatory requirements are met. We have therefore postponed our annual meeting indefinitely.
     For your information, a copy of the press release announcing the proposed merger, our 2005 Annual Report to Stockholders and Form
10-K/A are enclosed.
Sincerely,

James W. Christmas
Chairman and Chief Executive Officer